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Exhibit 3.19

        LIBRO NUMERO SEIS DE ACTAS Y POLIZAS.

        ACTA NUMERO OCHO MIL SEISCIENTOS SETENTA Y CUATRO.

        En la Ciudad de México, Distrito Federal, a veintitrés de diciembre de dos mil tres.

        Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduría Pública número Cuarenta y Seis del Distrito Federal, hago constar:

        Que en esta fecha comparece ante mí el señor Licenciado JOSE MANUEL MUÑOZ ARTEAGA, quien me solicita certifique la agrupación de los estatutos sociales de "TMM AGENCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acto que realizo en los términos siguientes:

ANTECEDENTES

        I.- El compareciente me acredita la legal existencia de la sociedad denominada "TMM AGENCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con los siguientes documentos:

          a.-    Primer testimonio de la escritura pública número cuatro mil cuatrocientos sesenta y tres, de fecha treinta y uno de agosto de mil novecientos sesenta y cuatro, otorgada ante la fe del licenciado Miguel Limón Díaz, Notario Público número Noventa y Siete del Distrito Federal, inscrito en el Registro Público de la Propiedad y de Comercio del Distrito Federal, bajo la partida número ciento dieciséis, a fojas ciento veintiséis del volumen quinientos ochenta y nueve, libro tercero de la Sección de Comercio, actualmente en el folio mercantil número doce mil veintidós, se constituyó "AGENCIA MARITIMA MEXICANA", SOCIEDAD ANONIMA, con cláusula de exclusión de extranjeros, domicilio en esta Ciudad de México, Distrito Federal, duración de noventa y nueve años, capital de Quinientos Mil Pesos, Moneda Nacional, teniendo como objeto social preponderante el despacho de embarcaciones como agentes de vapores; dedicarse a la comisión y representación de empresas comerciales o industriales, nacionales o extranjeras; servir como agente o apoderado de empresas comerciales o industriales, nacionales o extranjeras; arrendamiento y adquisición por cualquier título legal, de bienes muebles o inmuebles necesarios o convenientes para el desarrollo de los objetos sociales; y la ejecución y celebración de todos los actos y contratos lícitos, ya sean civiles o mercantiles, convenientes o necesarios para el desarrollo de los objetos sociales.

          b.-    Por escritura pública número once mil setecientos treinta y seis, de fecha veinte de agosto de mil novecientos setenta y uno, otorgada ante la fe del mismo Notario Público que la anterior, cuyo primer testimonio quedó inscrito en la Sección de Comercio, bajo el número ochenta y nueve, a fojas doscientas veintidós del volumen ochocientos nueve, libro tercero, se protocolizó un acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "AGENCIA MARITIMA MEXICANA", SOCIEDAD ANONIMA, celebrada el día dieciséis de noviembre de mil novecientos setenta, en donde entre otros puntos se acordó modificar la cláusula vigésima de los estatutos sociales de la sociedad.

          c.-    Mediante escritura pública número doce mil, de fecha tres de diciembre de mil novecientos setenta y uno, otorgada ante la fe del mismo Notario Público que las anteriores, cuyo primer testimonio quedó inscrito en la misma Sección de Comercio, bajo el número ocho, a fojas siete del volumen ochocientos veintinueve, libro tercero, se protocolizó un acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "AGENCIA MARITIMA MEXICANA", SOCIEDAD ANONIMA, celebrada el día veinticinco de octubre de mil novecientos setenta y uno, en la cual entre otros puntos se aumentó su capital social en la cantidad de Cuatro Millones Quinientos Mil Pesos, para hacer un total de Cinco Millones de Pesos, Moneda Nacional y en consecuencia se reformaron las cláusulas sexta y séptima de los estatutos sociales.

          d-    Mediante escritura pública número diecinueve mil novecientos cuarenta y nueve, de fecha primero de julio de mil novecientos ochenta, otorgada ante la fe del mismo Notario Público que las anteriores, mediante la cual se hizo constar la agrupación de estatutos sociales de la sociedad denominada "AGENCIA MARITIMA MEXICANA", SOCIEDAD ANÓNIMA.

          e.-    Por escritura pública número veintitrés mil doscientos catorce, de fecha primero de marzo de mil novecientos ochenta y cuatro, otorgada ante el mismo Notario Público que las anteriores, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta ciudad, bajo el folio mercantil número doce mil veintidós, el día cuatro de octubre de mil novecientos ochenta y cuatro, se protocolizó el acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "AGENCIA MARITIMA MEXICANA", SOCIEDAD ANONIMA, celebrada el día cuatro de octubre de mil novecientos ochenta y tres, en la que entre otros puntos se acordó la fusión de "AGENCIA MARITIMA MEXICANA", SOCIEDAD ANONIMA, como FUSIONANTE, con "AGENCIA MARITIMA DE COATZACOALCOS", SOCIEDAD ANONIMA, como FUSIONADA; se aumentó el capital social a la suma de Nueve Millones de Pesos, Moneda Nacional; así como se adoptó la modalidad y régimen de SOCIEDAD ANONIMA DE CAPITAL VARIABLE, reformándose en consecuencia las cláusulas Primera, Segunda, Sexta, Séptima, Décima y Décima Tercera de los estatutos sociales, para quedar la denominación como "AGENCIA MARITIMA MEXICANA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

          f.-    Mediante póliza número seiscientos ochenta y tres, de fecha veinte de enero de mil novecientos noventa y ocho, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número doce mil veintidós y veintiún mil doscientos trece, el día treinta de enero de mil novecientos noventa y ocho, se formalizaron dos actas de Asamblea General Extraordinaria de Accionistas de las sociedades denominadas "AGENCIA MARITIMA MEXICANA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE y LINEA MEXICANA DEL PACIFICO, SOCIEDAD ANONIMA, celebrada los días primero de julio de mil novecientos noventa y siete, en la que entre otros acuerdos se acordó la fusión de "AGENCIA MARITIMA MEXICANA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONANTE, con LINEA MEXICANA DEL PACIFICO, SOCIEDAD ANONIMA, como sociedad FUSIONANTE, subsistiendo como consecuencia la FUSIONANTE.

          g.-    Mediante póliza número tres mil cuatrocientos dieciocho, de fecha veintinueve de agosto de dos mil, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número doce mil veintidós, el día veintisiete de septiembre de dos mil, se formalizó el acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "AGENCIA MARITIMA MEXICANA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veintiocho de agosto de dos mil, en la que entre otros acuerdos se aprobó el cambio de denominación de la sociedad por "TMM AGENCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE; se aumentó el capital social en su parte fija quedando en la cantidad de Catorce Mil Pesos, Moneda Nacional y en consecuencia se reformaron las cláusulas segunda y sexta de los estatutos sociales.

          h.-   Mediante póliza número ocho mil seiscientos cincuenta y seis, de fecha veintidós de diciembre de dos mil tres, otorgada ante la fe del suscrito Corredor Público, cuyo primer original se encuentra pendiente de inscripción en el Registro Público de Comercio del Distrito Federal, por lo reciente de su otorgamiento, se formalizó el acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "TMM AGENCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día diecinueve de diciembre de dos mil tres, en la que entre otros acuerdos se aprobó la modificación de la cláusula octava y la adición del inciso f) de la cláusula tercera de los Estatutos Sociales..

        A continuación transcribo el texto de los Estatutos Sociales vigentes de "TMM AGENCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, los cuales son del tenor literal siguiente:

ESTATUTOS SOCIALES DE
TMM AGENCIAS, S.A. DE C.V.
CLAUSULAS

        DENOMINACION, OBJETO, DOMICILIO Y DURACION DE LA SOCIEDAD.

        CLAUSULA PRIMERA.- La sociedad es una Sociedad Anónima de Capital Variable, constituida de conformidad con la Ley General de Sociedades Mercantiles y demás aplicables de los Estados Unidos Mexicanos, y por lo mismo la nacionalidad de la sociedad es mexicana.

        CLAUSULA SEGUNDA.- La sociedad se denomina "TMM AGENCIAS", debiendo ir seguida esta denominación de las palabras Sociedad Anónima de Capital Variable o de su abreviatura S.A. de C.V."

        CLAUSULA TERCERA.- La sociedad tendrá por objeto:

          a).-  despacho de embarcaciones como agentes de vapores;

          b).-  dedicarse a la comisión y representación de empresas comerciales o industriales, nacionales o extranjeras;

          c).-  Servir como agente o apoderado de empresas comerciales o industriales nacionales o extranjeras;

          d).-  Arrendamiento y adquisición por cualquier título legal de bienes muebles o inmuebles necesarios o convenientes para el desarrollo de los objetos sociales; y

          e).-  La ejecución y celebración de todos los actos y contratos lícitos ya sean civiles o mercantiles o necesarios para el desarrollo de los objetos sociales.

          f).-   El otorgamiento de toda clase de garantías, reales o personales, para garantizar obligaciones o instrumentos de deuda propios o a cargo de terceros.

        CLAUSULA CUARTA.- El domicilio de la sociedad será la Ciudad de México, Distrito Federal.

        CLAUSULA QUINTA.- La duración de la sociedad será de NOVENTA Y NUEVE AÑOS, que se inicia en la fecha de la firma de esta escritura y concluirá el día dos de septiembre del año dos mil sesenta y tres.

        CLAUSULA SEXTA.- El capital social es variable. La porción fija sin derecho a retiro es de $14,000.00 (CATORCE MIL PESOS MONEDA NACIONAL) representado por 14,000 (CATORCE MIL) acciones, ordinarias, nominativas de la clase "I" con valor nominal de $1.00 (UN PESO MONEDA NACIONAL), cada una. La porción variable del capital no tiene límite y estará representada por acciones nominativas de la Clase "II", con valor nominal de $1.00 (UN PESO MONEDA NACIONAL), cada una. Todas las acciones conferirán iguales derechos y obligaciones a sus tenedores dentro de su respectiva clase."

        CLAUSULA SEPTIMA.- El capital social ha quedado íntegramente suscrito y está totalmente pagado.

        CLAUSULA OCTAVA.- La sociedad es mexicana. Los accionistas extranjeros, actuales o futuros de la sociedad, se obligan ante la Secretaría de Relaciones Exteriores a:

          (I)   Considerarse como nacionales respecto de:

            a)    Las acciones que adquieran en la sociedad;

            b)    Los bienes, derechos, concesiones, participaciones o intereses de que sea titular la sociedad, y

            c)     Los derechos y obligaciones que deriven de los contratos en que sea parte la propia sociedad.

          (II)  No invocar la protección de sus gobiernos bajo la pena, en caso contrario, de perder en beneficio de la Nación Mexicana los derechos y bienes que hubiesen adquirido."

        CLAUSULA NOVENA.- Los títulos de las acciones y los certificados provisionales llenarán los requisitos a que se refieren los artículos 125 ciento veinticinco y 127 ciento veintisiete, de la Ley General de Sociedades Mercantiles y los exigidos por el reglamento de la Ley Orgánica de la fracción primera del artículo 27 veintisiete de la Constitución Política de los Estados Unidos Mexicanos tendrán transcrita la cláusula octava anterior y llevarán la firma autógrafa del administrador o de dos de los miembros del consejo de administración.

        CLAUSULA DECIMA.- El administrador o el consejo de administración quedan facultados para que, tanto los títulos de las acciones como los certificados provisionales, sean expedidos amparando una o más acciones. Además, quedan facultados para hacer el canje de títulos o certificados que cubran determinado número de acciones, por títulos o certificados nuevos, según lo soliciten los tenedores de los mismos y siempre que los títulos o certificados nuevos cubran en conjunto, el mismo número total de acciones que aquellos en cuyo lugar se expidan.

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS

        CLAUSULA UNDECIMA:—Las asambleas generales de accionistas serán ordinarias y extraordinarias. Una y otras se reunirán en el domicilio social y sin este requisito serán nulas, salvo caso fortuíto (así) o de fuerza mayor. La asamblea ordinaria se reunirá por lo menos una vez al año dentro de los cuatro meses que sigan a la clausura del ejercicio social. La extraordinaria podrá reunirse en cualquier tiempo.

        CLAUSULA DECIMASEGUNDA.- La convocatoria para las asambleas generales deberán hacerse mediante un aviso que se publicará por una sola vez en el Diario Oficial de los Estados Unidos Mexicanos o en uno de los periódicos de mayor circulación en dicho domicilio debiendo mediar por lo menos quince días por lo menos, entre la fecha de la publicación y el día señalado para la celebración de la asamblea, cuando se trate de primera convocatoria para ordinarias que tengan entre sus objetos la discusión y aprobación o modificación del balance de la sociedad y tres días por lo menos en todos los demás casos. La convocatoria deberá de contener la orden del día y será firmada por quien la haga. Toda resolución tomada con infracción a lo que dispone esta cláusula será nula, salvo que en el momento de la votación haya estado representada la totalidad de las acciones.

        CLAUSULA DECIMATERCERA.- Para que los accionistas de la sociedad tengan derecho de asistir a las asambleas generales deberán depositar sus acciones cuando menos con un día de anticipación al señalado para la asamblea, en las oficinas de la sociedad en cualquier institución de crédito de la República o en los lugares y personas, ya sea en la República Mexicana o en el extranjera, que señalen en la convocatoria respectiva. Cuando las acciones fuesen depositadas fuera de las oficinas de la sociedad, los accionistas deberán entregar los comprobantes respectivos en dichas oficinas, cuando menos con un día de anticipación al señalado para la asamblea. Tratándose de asambleas en las que, por estar representadas todas las acciones, pueden tomar resoluciones sin necesidad de convocatoria previa, el depósito de las acciones deberá de hacerse en cualquier momento antes de la celebración de la asamblea Los accionistas que hayan depositado sus acciones en los términos que establece esta cláusula, recibirán de la sociedad una tarjeta de admisión que expresará el nombre del depositante y el número de acciones que haya depositado y servirá en la asamblea para comprobar el carácter de accionista de los concurrentes y el número de votos a que tienen derecho.

        CLAUSULA DECIMACUARTA.- Los accionistas podrán asistir a las asambleas generales personalmente o por medio de apoderado, bastando en este último caso que el mandato se otorgue por escrito

        CLAUSULA DECIMAQUINTA: Para que la asamblea general ordinaria pueda celebrase válidamente a virtud de primera convocatoria deberá estar representada en ella cuando menos, el cincuenta por ciento del capital social. Para que la asamblea general extraordinaria pueda celebrarse válidamente a virtud de primera convocatoria, deberá estar representado en ella, cuando menos, el sesenta y cinco por ciento del capital social.

        CLAUSULA DECIMASEXTA.- Si la asamblea general ordinaria se reuniere en virtud de segunda convocatoria, funcionará validamente con los accionistas que concurran, cualquiera que sea el número de acciones que representen y cualquiera que sea la naturaleza de las resoluciones que hayan de tomarse.

        Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de segunda convocatoria, deberá estar representado en ella cuando menos, el cincuenta por ciento del capital social.

        CLAUSULA DECIMASÉPTIMA: Las resoluciones de la asamblea ordinaria se tomaran por mayoría de votos computables en la asamblea y contándose un voto por cada acción. Las decisiones de las asambleas generales extraordinarias deberán tomarse por una mayoría no inferior del cincuenta por ciento del capital social.

        CLAUSULA DECIMAOCTAVA.- En las asambleas generales las votaciones serán económicas, a menos que alguno de los asistentes pida que sean nominales.

        CLAUSULA DECIMANOVENA.- Las asambleas generales serán presididas por el administrador o por el presidente del consejo de administración. A falta del administrador serán presididas por quién fuere designado por los accionistas presentes; y en defecto del presidente del consejo de administración por el vicepresidente, a falta de ambos por el miembro del consejo que designe la asamblea y, a falta de consejeros presentes en la asamblea, por el accionista que fuere designado por la misma. Actuará como secretario el accionista que designe quien presida la asamblea, a no ser que funcione con consejo de administración y se encuentre presente el secretario del mismo, en cuyo caso éste desempeñará dicho cargo. El presidente designará escrutadores a dos de los asistentes.

DE LA ADMINISTRACION DE LA SOCIEDAD

        CLAUSULA VIGESIMA.- La Administración de la sociedad estará a cargo de uno o varios mandatarios, temporales y revocables, quienes podrán ser socios o personas extrañas a la sociedad, y cuyo número, que no podrá exceder de diez, será fijado por la Asamblea General Ordinaria de Accionistas que lleve a cabo la elección. Cuando los Administradores sean dos o más constituirán el Consejo de Administración, tomarán el nombre de Consejeros y podrán tener los suplentes que la misma Asamblea determine y elija, los que cubrirán las faltas temporales o absolutas de los propietarios, en la forma que dicha Asamblea establezca y, en defecto de disposición sobre el particular, por el orden de sus nombramientos. El Administrador o los miembros del Consejo de Administración en su caso, y el Gerente, deben ser mexicanos.- El Consejo podrá celebrar sus sesiones en cualquier lugar dentro de la República Mexicana.

        CLAUSULA VIGESIMAPRIMERA.- El administrador o los consejeros serán nombrados en asamblea general ordinaria de accionistas, por mayoría de votos de las acciones representadas en la misma; en el concepto de que, cuando los consejeros sean tres o más, la minoría que represente un veinticinco por ciento del capital social, nombrará un consejero propietario y el suplente del mismo, que se agregarán a los ya designados por la mayoría. Durarán en su encargo un año y mientras no se hagan nuevos nombramientos y los nuevos designados tomen posesión de sus cargos.

        CLAUSULA VIGESIMASEGUNDA.- El administrador o los consejeros deberán depositar en poder de la sociedad, por toda la época de su encargo una acción de la misma o la cantidad de $1,000.00 (un mil pesos 00/100 moneda nacional) en efectivo o dar fianza por la suma de $1,000.00 (un mil pesos 00/100 moneda nacional), en garantía de su gestión, acciones o cantidades que no les serán devueltas o fianza que no podrán cancelar, hasta que sean aprobadas las cuentas correspondientes al ejercicio social, durante el cual hayan desempeñado el cargo.

        CLAUSULA VIGESIMATERCERA.- El administrador o los consejeros percibirán los emolumentos que les señale la asamblea general ordinaria de accionistas, los que se pagarán con cargo a resultados.

        CLAUSULA VIGESIMACUARTA.- Para que el consejo de administración en su caso, pueda celebrar legalmente sus sesiones será necesaria la presencia de la mayoría de los consejeros electos, cuando menos. Las resoluciones se tomarán por mayoría de votos de los presentes. El miembro del consejo que presida la sesión, tendrá voto de calidad.

        CLAUSULA VIGESIMAQUINTA.- El administrador o el consejo de administración, tendrán las facultades siguientes:

          a).-  Poder general para administrar los negocios y bienes de la sociedad y ejecutar los actos, celebrar los contratos, firmar los documentos y otorgar o suscribir los títulos de crédito que requiera esa administración;

          b).-  Poder general para ejercer los actos de dominio que permitan las leyes;

          c).-  Poder general para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, inclusive para desistirse de toda clase de juicios, recursos y procedimientos en general, así como del juicio de amparo, para transigir, para comprometer en árbitros, para absolver y articular posiciones, para recusar, para recibir pagos y para presentar denuncias y querellas de carácter penal, otorgar perdón y constituirse en coadyuvante del Ministerio Público; poder que podrá ejercitar ante toda clase de personas y autoridades judiciales y administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de él, con la mayor amplitud posible;

          d).-  Facultad para establecer sucursales y agencias de la sociedad y suprimirlas.

          e).-  Facultad para nombrar y remover a uno o varios directores generales, directores, subdirectores, gerentes especiales, y en general funcionarios, factores, agentes y demás empleados de la sociedad; acordando los títulos que deban usar, sus jerarquías, las retribuciones que deban percibir y las garantías que deban prestar;

          f).-   Facultad para otorgar y revocar poderes especiales y generales, con todas las facultades que juzgue convenientes;

          g).-  Facultad para firmar toda clase de documentos contratos y escrituras que se relacionen directa o indirectamente con los objetivos de la sociedad;

          h).-  Facultad para ejecutar los acuerdos de la Asamblea General de Accionistas; e

          i).-   En general, podrán llevar a cabo todos los actos y contratos que fueren necesarios para el objeto de la sociedad y aquellos que se les atribuyan en otras cláusulas de estos estatutos.

        El Consejo de Administración podrá delegar alguna o algunas de sus facultades en uno o varios consejeros para que los ejerzan en los negocios y lugares que designe; firmar por medio de la persona o personas que nombre al efecto de entre sus miembros, toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad; y, en general, nombrar entre sus miembros uno o más delegados para la ejecución de actos concretos. A falta de designación especial, la representación corresponderá al presidente del consejo.

        CLAUSULA VIGESIMASEXTA.- Si la sociedad es administrada por un consejo, en la primera sesión que éste celebre después de la asamblea ordinaria anual, los consejeros elegirán de entre ellos mismos un presidente y podrán nombrar un vicepresidente. Además, nombraran un secretario, en el concepto de que este último podrá no ser miembro del consejo. Dicho secretario podrá ser removido en cualquier tiempo por el consejo de administración y sus faltas temporales o absolutas serán cubiertas por las personas que designe el mismo consejo.

        CLAUSULA VIGESIMASEPTIMA.- Las sesiones del consejo de administración serán ordinarias y extraordinarias. Las sesiones ordinarias se celebrarán periódicamente los días y horas que designe el consejo y no requerirán cita especial. Las sesiones extraordinarias se celebrarán cuando lo acuerde el presidente del consejo o lo pidan dos o mas consejeros y requerirán cita especial, por escrito, dirigida al domicilio de los consejeros. No será necesaria esta cita para junta extraordinaria cuando todos los consejeros estén presentes.

        CLAUSULA VIGESIMAOCTAVA.- Las sesiones del consejo de administración serán presididas por el presidente en su defecto por el vicepresidente y a falta de ambos por el consejero que designe el mismo consejo en calidad de presidente interino.

        CLAUSULA VIGESIMANOVENA.- Las actas de las sesiones del consejo serán firmadas por el presidente y el secretario que haya actuado en la sesión.

        CLAUSULA TRIGESIMA.- El administrador o si la sociedad es administrada por un consejo, el secretario de éste, quedan facultados expresamente para expedir copias certificadas de las constancias de los libros de la sociedad.

DE LOS COMISARIOS

        CLAUSULA TRIGESIMAPRIMERA.- La Asamblea General Ordinaria de Accionistas elegirá un Comisario Propietario y podrá designar un Suplente. Los accionistas que están en minoría, siempre que sus acciones representen por lo menos el veinticinco por ciento del capital social, podrán nombrar un segundo comisario propietario y el suplente respectivo. Comisarios podrán ser socios o personas extrañas a la sociedad y ejercerán su vigilancia; y durarán en su encargo un año y mientras no se hagan nuevos nombramientos y los designados tomen posesión de sus cargos.

        CLAUSULA TRIGESIMASEGUNDA.- Los Comisarios percibirán los emolumentos que les señale la asamblea general ordinaria de accionistas, los que se les pagarán con cargo a resultados.

        CLAUSULA TRIGESIMATERCERA.- Cada uno de los comisarios deberá depositar en poder de la sociedad, por toda la época de su encargo una acción de la misma o la cantidad de $1,000.00 (un mil pesos 00/100) moneda nacional, en efectivo o dar fianza de $1,000.00 (un mil pesos 00/100) moneda nacional como garantía de su gestión, acciones o cantidad que no les serán devueltas o fianza que no podrán cancelar, hasta que la asamblea general apruebe las cuentas relativas al periodo durante el cual hayan ejercido su cargo.

DE LA DISTRIBUCION DE UTILIDADES Y PERDIDAS.

        CLAUSULA TRIGESIMACUARTA.- Los ejercicios sociales deberán contarse del primero de enero al treinta y uno de diciembre de cada año.

        CLAUSULA TRIGESIMAQUINTA.- Las utilidades que arroje la cuenta de Pérdidas y Ganancias, formulada al concluir cada ejercicio social, se distribuirán de la manera siguiente:

          a).-  Se separará un cinco por ciento para la constitución del Fondo de Reserva Legal, hasta que alcance un valor por lo menos igual a la quinta parte del capital social y este fondo deberá ser reconstituido de la misma manera, cuando haya disminuido por cualquier motivo;

          b).-  Se separarán las cantidades que determine la asamblea para otros fondos de reserva, fondos de previsión o para otros fines especiales; y

          c).-  El remanente será distribuido como dividendo entre los accionistas, en proporción al número de sus acciones.

        CLAUSULA TRIGESIMASEXTA.- Las pérdidas se distribuirán por partes iguales entre las acciones suscritas y hasta el valor nominal de éstas.

        CLAUSULA TRIGESIMASEPTIMA.- Los otorgantes no se reservan participación alguna en las utilidades de la sociedad, por su carácter de fundadores..

DE LA DISOLUCION Y LIQUIDACION DE LA SOCIEDAD

        CLAUSULA TRIGESIMAOCTAVA.- Llegado el caso de disolución de la sociedad por otro motivo que el de quiebra por declaración judicial, la asamblea general de accionistas hará el nombramiento de uno o más liquidadores propietarios y uno o más suplentes, quienes tendrán las facultades y atribuciones que la misma asamblea les fije. Las vacantes temporales o definitivas de uno o más liquidadores propietarios, serán cubiertas por los suplentes designados, los cuales ejercerán sus cargos en el orden de su nombramiento. Mientras dure la liquidación, los Comisarios desempeñarán respecto de los liquidadores, la misma función que cumplen respecto de los administradores de la sociedad durante la vida normal de ésta y la asamblea general de accionistas se reunirá en sesión ordinaria en los mismos términos previstos para la vida normal de la sociedad y en sesión extraordinaria, siempre que sea convocada por los liquidadores o por los comisarios.

YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:

        I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.

        II.- Que con fundamento en la fracción cuatro (romano) del artículo quince de la Ley Federal de Correduría Pública, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo orienté acerca del valor y consecuencias legales del presente acto, no encontrando en él manifestaciones evidentes de incapacidad natural y/o legal, y sin tener noticias de que se encuentre sujeto a interdicción.

        III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Público, por sus generales manifestó ser:

        JOSE MANUEL MUÑOZ ARTEAGA, mexicano, originario de México, Distrito Federal, lugar donde nació el día dos de noviembre de mil novecientos sesenta, casado, Abogado, con domicilio en Avenida de la Cúspide número cuatro mil setecientos cincuenta y cinco, Colonia Parques del Pedregal, Código Postal catorce mil diez, Delegación Tlalpan, en esta ciudad.

        IV.- Que con fundamento en el artículo treinta y dos, fracción seis (romano) del Reglamento de la Ley Federal de Correduría Pública, el compareciente no se identificó ante mí, en virtud de conocerlo personalmente.

        V.- Que para constancia levanté la presente acta el mismo día de su fecha.

        Expido la presente certificación para "TMM AGENCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, va en catorce páginas útiles.

FIRMAS:

        JOSE MANUEL MUÑOZ ARTEAGA        RUBRICA.

        JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.

        RUBRICA.        EL SELLO DE AUTORIZAR.

        MEXICO, DISTRITO FEDERAL, A LOS VEINTITRES DIAS DEL MES DE DICIEMBRE DE DOS MIL TRES.

DOY FE.

JMAM'ag*

DOY FE.

POR: "TMM AGENCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE

JOSE MANUEL MUÑOZ ARTEAGA

JUAN MARTIN ALVAREZ MORENO TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL

TMM AGENCIAS, S.A. DE.C.V.

BY-LAWS

CLAUSES

CORPORATE NAME, CORPORATE PURPOSES, ADDRESS AND DURATION OF THE CORPORATION

CLAUSE ONE.- Grantors hereby incorporate a sociedad anónima de capital variable (corporation) under the laws of the Mexican Republic, therefore it is of Mexican nationality.

CLAUSE TWO.- The corporate name is “TMM AGENCIAS”, to be followed by the words Sociedad Anónima de Capital Variable or its abbreviation by initials S.A. DE C.V.

CLAUSE THREE.- The corporate purposes of the corporation are:

a).- To dispatch ships as steamer agent;

b).- To carry out commission and representation activities for trade or industrial companies, national or foreign;

c).- To act as agent or representative of national or foreign companies;

d).-To lease and otherwise acquire personal property or real state that is necessary or appropriate to develop corporate purposes;

e).- The execute and enter into any actions, agreements, either civil or commercial that may be necessary for the development of corporate purposes; and

f).- To grant any kind of security interest in personal or real property to guarantee any liabilities or debt instruments of itself or of third parties.

CLAUSE FOUR.- The corporate address is Mexico City, Federal District.

CLAUSE FIVE.- The duration of the Corporation is for NINETY NINE YEARS from the execution date of this instrument to September two, two thousand seventy three.

CLAUSE SIX.- The capital stock is variable. The minimum fixed non-withdrawal right capital is in the amount of FOURTEEN THOUSAND MEXICAN PESOS (Mex$14,000.00) represented by FOURTEEN THOUSAND (14,000) common, nominative Class I shares, par value ONE MEXICAN PESO (Mex$1.00) each.  The variable portion of capital stock is unlimited and shall be represented by nominative Class “II” shares, par value ONE MEXICAN PESO (Mex$1.00), each.  All shares shall confer identical rights and obligations to their holders, within the respective class.

CLAUSE SEVEN.- Capital stock has been full paid and subscribed.

CLAUSE EIGHT.- The Corporation is Mexican. Any present or future foreign shareholders hereby accept, agree and expressly bind themselves to Mexican government, through the Ministry of Foreign Affaires, to be deemed as nationals as to:

(I) To be deemed as nationals as to:

a)         any shares or equity interests or rights acquired or owned in the Corporation;

b)        any property, rights, concessions, equity or interests owned by the Corporation; and

c)         any rights and obligations derived from agreements and legal actions where the Corporation is a party.

(II) Not to invoke their government protection subject to the loss to the benefit of Mexican Nation of any rights and property acquired.

CLAUSE NINE.- The certificates of shares shall represent each outstanding share of each class, series and subsidies; such certificates will be identified by a progressive number which shall be different for outstanding series and sub-series, and shall include all data and characteristics referred to in articles 125 and 127 of the General Business Corporations Law, including the transcription of clause seven hereof; such certificates will be signed by two directors of the corporation.

CLAUSE TEN.- The board of directors shall have the power to issue certificates of shares and scrips, which may represent one or more shares.  Likewise, it will have the power to change any certificates representing a specific number of shares for new certificates, upon request of holders, provided that such new certificates represent the identical total amount of shares as the certificates to be replaced.

GENERAL MEETINGS OF SHAREHOLDERS

CLAUSE ELEVEN.- The General Meetings of Shareholders will be ordinary and extraordinary.  The Meetings may be held at the corporate address, and without this requirement shall be deemed null and void, except in the event of Act of God or Force Majeure.  The ordinary meeting shall be held at least once in a year within four months following the closing of fiscal year. The Extraordinary Meetings may be held at any time.

CLAUSE TWELVE.- The notice of General Meetings shall be published once in the Official Gazette of the state of corporate address of the Corporation and in one major circulation newspaper of such address, at least fifteen shall elapse between the publication date and the date fixed to hold the Meeting, in the event of original ordinary meeting to discuss, approve or amend the Managers’ report referred to in article one hundred seventy two of the General Business Corporations Law, and at least three days before in any other case.

The notice of meeting shall contain the Agenda and will be signed by the individual who is calling the meeting. All resolutions adopted contravening the provisions of this Section shall be null and void, unless when at voting time all shares of capital stock are represented thereat.

CLAUSE THIRTEEN.- In order for shareholders to be entitled to attend the General Meetings they shall deliver their shares before a Credit Institution at least two days before the date fixed for the Meeting, either in the Mexican Republic or abroad, at the places designated in the respective notice of meeting.

In the event of Meetings whereat all shares are represented and the resolutions may be adopted without prior notice of meeting, the shares shall be deposited at any time before the Meeting. Any shares deposited shall be only returned once the Meeting was held.

If the shares are deposited at any office located out of corporate address of the Corporation, the institutions that receive same shall notify the Corporation by mail, cable or telegraph, stating the name of depositor, number of shares deposited and deposit date.

The shareholders who deposit their shares under the terms of this Clause shall receive from the Corporation an admittance card stating name of depositor and number of shares deposited, to be used in the Meeting to prove the shareholder status of those present and number of votes they are entitled to cast.

CLAUSE FOURTEEN.- The shareholders may attend the meeting by a proxy designated in writing.

CLAUSE FIFTEEN.- An original General Ordinary Meeting of Shareholders shall be valid if at least fifty percent of capital stock is represented thereat.  An original General Extraordinary Meeting of Shareholders shall be valid if at least three fourths of capital stock is represented thereat.

CLAUSE SIXTEEN.- In the event of any adjourned General Ordinary Meeting it will be valid whatever the number of shareholders present thereat, whatever the number of shares represented thereat and whatever the nature of resolutions to be adopted.  In order for an adjourned General Extraordinary Meeting be valid, at least fifty percent of capital stock shall be represented thereat.

CLAUSE SEVENTEEN.- The resolutions adopted at the General Ordinary Meeting shall be adopted by majority votes cast in the Meeting, considering one vote per share. The resolutions adopted in the General Extraordinary Meetings shall be adopted by affirmative vote of shares representing at least fifty percent of capital stock.

CLAUSE EIGHTEEN.- In the General Meetings the votes shall be on show-hands, unless any of those present demands a roll call voting

CLAUSE NINETEEN.- The General Meetings shall be presided by the sole administrator of by the Chairman of the Board of Directors, in absence of such officers the General Meetings will be presided by any individual designated by unanimous vote of those present at the Meeting; in anbsence of the chairman of the board of directors by the vice president, in the absence of both officers, by the member of the board designated by the meeting, and in the absence of directors at the meeting, by the shareholder designated thereof.  The Secretary shall be represented by the shareholder designating the person who will preside the

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meeting, except if the administration of the corporation is carried out by a board of directors, and if the secretary of such board is present thereat, in which case it shall act as secretary of the meeting.  The chairman shall designate among those present two examiners.

MANAGEMENT OF THE CORPORATION

CLAUSE TWENTY.- The business and affairs of the Corporation will be managed by one or more temporal revocable managers, who may be shareholders or external individuals and may not be more than ten, and the number of such managers will be determined by the General Ordinary Meeting of Shareholders that designates same. If the managers are two or more they shall comprise the Board of Directors, and will be deemed as Directors, who may have their alternate directors as the Meeting may determine and designate, who shall act in the event of temporary or definite absence of regular members, in the manner as such Meeting may determine, in the absence of any provision on this matter, in the order of their appointment. The managers and General Manager shall be Mexican. The board may hold meetings at any place within the Mexican Republic.

CLAUSE TWENTY ONE.- The manager or directors will be appointed in the General Ordinary Meeting of Shareholders by majority vote of shares represented thereat; provided that in the event of three or more directors, the minority representing twenty five percent of capital stock shall designate a regular director and alternate director of same in addition to those designated by majority. Such officers shall hold office for a term of one year until their successors elected and qualified

CLAUSE TWENTY TWO.- The managers and General Manager shall deliver to the Corporation during the full time of their term, one share of the Corporation or the amount of one thousand Mexican pesos (Mex$1,000.00) in cash, or grant a bond for the amount of one thousand Mexican pesos (Mex$1,000.00) to guarantee faithful performance of their duties, such shares or amounts will not be reimbursed, and the bond cannot be cancelled until approval of accounts for the fiscal year of their term.

CLAUSE TWENTY THREE.- The managers’ remuneration will be determined by the General Ordinary Meeting that elected them, to be paid according to statement of results.

CLAUSE TWENTY FOUR.-  The meetings of the Board of Directors shall be valid if fifty percent plus one director is present thereat, and their resolutions will be adopted by majority vote of those present, but the Chairman shall have the casting vote to break a tie.

CLAUSE TWENTY FIVE.- The powers of the Board of Directors will be as follows:

a)              A general power of attorney for acts of administration for the business and property of the Corporation, and to carry out any action, enter into agreements, sign documents and grant or subscribe negotiable instrument as the management may require;

b)             A general power of attorney for acts of domain in the form permitted by the laws;

c)              A general power of attorney for lawsuits and collections, with all general and special powers to be set forth under law, including the power to grant pardon, to withdraw from litigation, remedies and procedures in general, including the ‘amparo’ proceedings, file accusations and criminal complaints, and to act as a co-party of the Attorney General, such powers may be exercised before any individual and any federal or sate civil, criminal and labor authorities, with or without a civil action, as ample as possible;

d)             The power to establish branches and agencies of the Corporation and close them;

e)              The power to designate and remove the chief executive officer and any one or more directors, assistant directors, general managers, special managers and any other officers, factors, agents and other employees of the corporation, and assign their title, hierarchy, contribution and bonds to be granted by same.

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f)                The power to grant special and general powers of attorney with all powers it may deem appropriate and revoke the powers granted;

g)             The power to sign any kind of documents, agreements and instruments directly and indirectly related to the Corporation corporate purposes;

h)             The power to comply with the resolutions of the General Meeting of Shareholders;

i)                 In general, it may carry out any acts and enter into any agreements necessary to comply with the corporate purposes of the Corporation, and any other duties under other clauses of these By-laws.

The Board of Directors may delegate any one or more powers to one or more directors to be exercised in the businesses and places as it may determine, to sign through any individual or individuals designated among its members for such purposes, any kind of documents, agreements and instruments directly or indirectly related to the corporate purposes of the Corporation; and in general to designate among its members any one or more representatives to carry out concrete acts. In absence of such special designation the Chairman of the Board shall act as such representative.

CLAUSE TWENTY SIX.- The Board of Directors, if any, shall designate among its members a President, a Vice President and a Secretary, provided that the latter need not to be a member of the Board. Such Secretary may be removed at any time by the Board of Directors and his or her temporary or definite absences shall be covered by the individual that the Board may determine.

CLAUSE TWENTY SEVEN.- The meetings of the Board of Directors will be ordinary and extraordinary.  The ordinary meetings shall be held periodically on the day and time as the Board may determine.  The extraordinary meetings shall be held whenever the Chairman of the Board or any director may demand so. In any case a notice of meeting shall be sent in writing to the address of directors.

CLAUSE TWENTY EIGHT.- The meetings of the Board of Directors shall be presided by the Chairman, in the absence of such officer, by the Vice Chairman, in the absence of both officers, by the director that the Board may designate as interim Chairman.

CLAUSE TWENTY NINE.- The minutes of the meetings of the Board will be signed by the Chairman and the Secretary of the meeting.

CLAUSE THRITY.- The Secretary of the Board of Directors of the corporation, if any, shall be expressly authorized to issue any certificates of minutes book and shares registry of the Corporation.

STATUTORY AUDITORS

CLAUSE THIRTY ONE.- The General Ordinary Meeting of Shareholders shall designate a Regular Statutory Auditor and may designate an Alternate Statutory Auditor. The Statutory Auditors may be shareholders or external individuals and shall be in charge of the surveillance of the Corporation, for a term of one year, as long as no new appointments are made and until their successors are designated and qualified.

CLAUSE THIRTY TWO.- The Statutory Auditors shall receive the remuneration as the General Ordinary Meeting of Shareholders may determine, to be paid according to statements of results.

CLAUSE THIRTY THREE.- The Statutory Auditors shall deliver to the Corporation during the full time of their term, one share of the Corporation or the amount of one thousand Mexican pesos (Mex$1,000.00) in cash, or grant a bond for the amount of one thousand Mexican pesos (Mex$1,000.00) to guarantee faithful performance of their duties, such shares or amounts will not be reimbursed, and the bond cannot be cancelled until approval of accounts for the fiscal year of their term.

PROFIT AND LOSS SHARING

CLAUSE THIRTY FOUR.- The fiscal year shall be from January one to December thirty one of each year.

CLAUSE THIRTY FIVE.- Profits from losses and gains account, determined upon ending of each fiscal shall, shall be distributed as follows:

a)              Five percent to be set apart to create the reserve fund, until such reserve is in the amount of at least

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equal to one fifth of capital stock, and such reserve shall be reconstituted in the same manner if reduced by any reason;

b)             Any amounts as Meeting may determine to be applied to other reserve funds, prevision funds and other special purposes, shall be set apart; and

c)              The remaining shall be distributed as dividends to shareholders, in proportion of the number of shares they hold.

CLAUSE THIRTY SIX.- The losses shall be shared in equal parts among the shares subscribed up to par value thereof.

CLAUSE THIRTY SEVEN.- Grantors do not reserve for themselves the right to profit sharing of the corporation in view of their capacity as incorporators.

DISSOLUTION AND LIQUIDATION OF THE CORPORATION

CLAUSE THIRTY SIX.- In the event of dissolution of the Corporation, other than involuntary bankruptcy, the General Meeting of Shareholders shall designate one or more liquidators and assistant liquidators, who shall be granted the powers and authorizations as the Meeting may determine.  Any temporary of definite vacancies of one or more regular liquidators shall be covered by the alternate liquidators, who shall be called in the order of their appointment. During the liquidation procedure, the Statutory Auditors shall have, as to liquidators, the same duties as to the Managers of the Corporation during ordinary course of business and the General Meeting of Shareholders shall hold an ordinary meeting under the terms provided for during the ordinary course of business of the corporation, and an extraordinary meeting provided that it is called by liquidators or Statutory Auditors.

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